                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): May 7, 2008

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On May 7, 2008, CSP Inc. (the "Company") issued a press release announcing its financial results for the second quarter fiscal year 2008 which ended March 31, 2008. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated May 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: May 7, 2008 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

99.1

Contact: Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES SECOND-QUARTER FISCAL 2008 FINANCIAL RESULTS

BILLERICA, MA, May 7, 2008 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the three and six months ended March 31, 2008.

For the second quarter of fiscal 2008, CSP Inc. sales increased to $21.6 million from $18.8 million in the second quarter of fiscal 2007. Net income for the second quarter of fiscal 2008 was $189,000, or $0.05 per diluted share, compared with net income of $255,000, or $0.07 per diluted share, in the second quarter of fiscal 2007.

For the first six months of fiscal 2008, CSP Inc. sales were $39.6 million compared with $39.9 million in the first six months of fiscal 2007. Net loss for the fiscal 2008 six-month period was $70 thousand, or $0.02 per share, compared with net income of $1.2 million, or $0.32 per diluted share, for the fiscal 2007 six-month period.

The company's cash and short-term investments were $11.2 million as of March 31, 2008 compared with $21.4 million as of year ended September 30, 2007. This decrease was the caused by two factors. First, during the quarter, the Company reclassified $4.8 million in short-term auction rate securities to long-term investments. These auction rate securities were issued by state organizations and are collateralized by student loans, for which repayment is substantially guaranteed by the U.S. government under the Federal Family Education Loan Program ("FFELP") or the MBIA Insurance Corporation. All of our auction rate securities are currently rated Aaa by Moody's, AAA by Standard & Poor's and/or AAA by Fitch, which are the highest ratings issued by each respective rating agency. CSP retained $2.0 million of auction rate securities in short-term investments because we expect these securities to be redeemed shortly. The Company has not recorded, nor does it expect to record, an impairment for its auction rate securities. CSP recorded $67 thousand in Other Income that was derived primarily from interest income due in part to the "penalty rates" related to these auction rate securities.

In addition to the transfer of $4.8 million to non-current investments, the Company's receivables increased by $6.2 million as a result of the timing of shipments at the close of the quarter.

Management Comments

"CSP Inc. achieved 15% year-over-year sales growth primarily due to the strength of its Service and Systems Integration business," stated Alexander R. Lupinetti, CSP chairman and chief executive officer. "The investments that we have made in this business are paying excellent dividends. We returned to profitability in the quarter, although the bottom-line year-over-year comparison was affected by sales mix as the year-ago quarter included a greater amount of high-margin Systems business."

"As we have stated previously, the current military conflicts have shifted priorities away from strategic programs and have tempered our expectations for our Systems business for the near term," said Lupinetti. "For fiscal 2008, we expect to report revenue from a number of smaller multicomputer contracts rather than the large contracts that we have received in the past. As a result of some contract delays earlier in the fiscal year, we anticipate that our Systems business will report improved results in the second half of the year compared with the first half."

"Our Service and Systems Integration German subsidiary continued to report excellent results," said Lupinetti. "The Lifecycle Management, Archiving and Network Migration professional consulting practice we initiated last year has performed very well, with our consultants fully utilized at premium rates. Our security practice also continues to drive growth for our German subsidiary. Greater awareness for the need for security solutions and the scarcity of consulting talent in this area is creating strong demand for our expertise."

"MODCOMP's U.S.-based Systems and Solutions Division (SSD), which provides IT infrastructure solutions, also performed well in the quarter," added Lupinetti. "Our initiative to bolster our staff at this division to capitalize on demand has been very successful, and has resulted in a measurable increase in sales. Our U.K. operation continues to report profitable growth as a result of the restructuring program we completed in the third quarter of last year."

"We believe that we will continue to see a healthy demand environment across our Service and Systems Integration business in the second half of the year. We expect that our utilization rates and pricing will remain strong in Germany, and that our expanded sales force at the Systems & Solution Division will continue to grow our revenue in the U.S."

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, its expectation that it will not record an impairment for its auction rate securities, the strong demand environment for MODCOMP's SSD and Germany subsidiary, continued high utilization rates, profitability of MODCOMP's U.K. subsidiary, improved performance for the Systems business in the second half of the year, and expectations that the Company will receive smaller Systems contracts. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	March 31,	September 30,
	2008	2007
Assets
Current assets:
Cash and short-term investments	$11,152	$21,377
Accounts receivable, net	16,861	10,678
Inventories	5,983	6,072
Other current assets	2,199	1,843
Total current assets	36,195	39,970
Non current investments	4,800	--
Property, equipment and improvements, net	1,051	1,044
Other assets	5,528	5,427
Total assets	$47,574	$46,441

Liabilities and Shareholders' Equity
Current liabilities	13,919	13,860

Pension and retirement plans	7,231	6,859
Deferred income taxes	432	388
Non-current liabilities	260	--

Shareholders' equity	25,732	25,334
Total liabilities and shareholders' equity	$47,574	$46,441

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /-----Six month ended-----/
	Mar. 31	Mar. 31,	Mar. 31	Mar. 31
	2008	2007	2008	2007
Sales:
Product	$17,294	$15,422	$31,524	$33,058
Service	4,321	3,396	8,030	6,891
Total sales	21,615	18,818	39,554	39,949

Cost of Sales:
Product	14,144	12,219	25,907	25,380
Service	3,333	2,439	6,135	4,726
Total cost of sales	17,477	14,658	32,042	30,106

Gross profit	4,138	4,160	7,512	9,843

Operating expenses:
Engineering and development	538	628	1,179	1,173
Selling, general & administrative	3,500	3,173	6,762	6,555
Total operating expenses	4,038	3,801	7,941	7,728

Operating income (loss)	100	359	(429)	2,115

Other income, net	211	101	342	170

Income before income taxes	311	460	(87)	2,285
Provision for income taxes	122	205	(17)	1,052

Net Income (loss)	$189	$255	($70)	$1,233

Net income(loss) per share - basic	$0.05	$0.07	($0.02)	$0.33
Weighted average shares outstanding - basic	3,792	3,748	3,737	3,737

Income (loss) per share - diluted	$0.05	$0.07	($0.02)	$0.32
Weighted average shares outstanding - diluted	3,847	3,917	3,797	3,905